As filed with the Securities and Exchange Commission on June 6, 2011

Securities Act Registration No. 333-135367
Exchange Act File No. 001-31924

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nelnet, Inc.
(Exact name of registrant as specified in its charter)

Nebraska	84-0748903
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

121 South 13th Street, Suite 201
Lincoln, Nebraska 68508
(Address of Principal Executive Offices) (Zip Code)

Nelnet, Inc. Employee Stock Purchase Loan Plan
(Full title of the plan)

Terry J. Heimes
Chief Financial Officer
Nelnet, Inc.
121 South 13th Street, Suite 201
Lincoln, Nebraska 68508
(Name and address of agent for service)

(402) 458-2370
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

On June 27, 2006, the registrant filed a Registration Statement on Form S-8 (File No. 333-135367) to register 1,000,000 shares of the registrant’s Class A common stock issuable under the Nelnet, Inc. Employee Stock Purchase Loan Plan (the “Plan”).  Effective as of December 31, 2010, the Plan was terminated such that no future awards shall be made under the Plan.

Pursuant to the undertaking of the registrant contained in the registration statement to remove from registration by means of a post-effective amendment any of the securities registered which remain unsold under the registration statement at the termination of the offering, the registrant is filing this Post-Effective Amendment No. 1 to terminate the effectiveness of the registration statement and to deregister all shares of Class A common stock registered but remaining unsold under the registration statement as of the date of the termination of the Plan.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln, State of Nebraska, on May 26, 2011.

NELNET, INC.

By:	/s/ Michael S. Dunlap
Michael S. Dunlap Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael S. Dunlap	Chairman of the Board of Directors	May 26, 2011
Michael S. Dunlap	and Chief Executive Officer (Principal Executive Officer)

*	Chief Financial Officer	May 26, 2011
Terry J. Heimes	(Principal Financial Officer and Principal Accounting Officer)

*	Vice Chairman of the Board of Directors	May 26, 2011
Stephen F. Butterfield

*	Director	May 26, 2011
James P. Abel

	Director	May __, 2011
Kathleen A. Farrell

*	Director	May 26, 2011
Thomas E. Henning

*	Director	May 26, 2011
Brian J. O’Connor

	Director	May __, 2011
Kimberly K. Rath

*	Director	May 26, 2011
Michael D. Reardon

* By:	/s/ Michael S. Dunlap
Michael S. Dunlap Attorney-in-Fact